UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2020

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, (a) Esteban Alexander, the Chief Operating Officer and member of the Board of Directors of American International Holdings Corp. (the “Company”, “we” or “us”), and (b) Luis Alan Hernandez, the Chief Marketing Officer and member of the Board of Directors of the Company, each provided notice to the Board of Directors of the Company of their resignation from their respective officer and Board positions, effective December 15, 2020.

Such resignations were not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Such resignations were required terms of those certain Stock Purchase Agreements entered into between the Company’s current sole director, Jacob D. Cohen, and each of Mr. Alexander and Mr. Hernandez, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: December 15, 2020	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer